UnAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is herein referred to as Article 11. The following unaudited pro forma condensed combined financial statements of Pineapple Energy Inc. (the “Company”) including Pineapple Energy LLC (“Pineapple”), Communications Systems, Inc. (“CSI”), Hawaii Energy Connection, LLC (“HEC”) and E-Gear, LLC (“E-Gear”) present the combination of the financial information of Pineapple, CSI, HEC and E-Gear adjusted to give pro forma effect to the following transactions, each of which closed on March 28, 2022:

•	the acquisition of substantially all of the assets of and the assumption of certain liabilities of HEC and E-Gear by Pineapple (the “Pre-Closing Acquisition”), pursuant to the Asset Purchase Agreement dated March 1, 2021, as amended by an Amendment No. 1 to Asset Purchase Agreement dated December 16, 2021 (the “Pre-Closing Acquisition Agreement”);
•	the “Pineapple Merger Transaction” in accordance with the Agreement and Plan of Merger dated March 1, 2021 by and among Pineapple Energy LLC, CSI, Helios Merger Co. (“Merger Sub”), Lake Street Solar LLC, and Randall D. Sampson, as amended by an Amendment No. 1 to Merger Agreement dated December 16, 2021 (the “Merger Agreement”); and
•	the issuance, following the consummation of the Pineapple Merger Transaction on March 28, 2022, of newly authorized Company Series A Convertible Preferred Stock and warrants to purchase shares of Company common stock in accordance with the securities purchase agreement (collectively the “PIPE Offering”).

Subsequent to the Pineapple Merger Transaction and the Pre-Closing Acquisition, the Company has classified its business into the following two segments:

•	Solar: provides solar power systems, battery storage, and grid service solutions to residential and commercial customers and arranges for these systems to be installed for residential customers by a third party.
•	IT Solutions & Services: provides SD-WAN and other technology solutions that address prevalent IT challenges, including network resiliency, security products and services, network virtualization, and cloud migrations, IT managed services, wired and wireless network design and implementation, and converged infrastructure configuration, deployment and management.

Following the closing of the Pineapple Merger Transaction, CSI changed its name from Communications Systems, Inc. to Pineapple Holdings, Inc. and commenced doing business using the “Pineapple” name, and subsequently, on April 13, 2022, changed its name to Pineapple Energy Inc.

Under the Pre-Closing Acquisition Agreement, HEC agreed to sell to Pineapple substantially all the assets of HEC and E-Gear for an aggregate purchase price of $12.5 million in cash payable at closing, subject to a working capital adjustment following closing, plus equity in Pineapple consisting of 6,250,000 Class B Units of Pineapple, representing approximately 40% ownership in Pineapple. These Pineapple units were subsequently converted into 1,562,498 common shares of the Company as part of the Pineapple Merger Transaction.

Under the terms of the Merger Agreement, the Merger Sub merged with and into Pineapple with Pineapple surviving the merger as a wholly owned subsidiary of CSI (the “merger”). As consideration for the Pineapple Merger Transaction, CSI issued shares of its common stock to the members of Pineapple and the members of Pineapple became the majority owners of CSI’s outstanding common stock upon the closing of the Pineapple Merger Transaction.

Under the terms of the Merger Agreement, the Pineapple unit holders received base consideration of 3.4 million shares of CSI common stock in the Pineapple Merger Transaction. In addition to the base consideration, the former Pineapple unit holders have the right to receive additional shares of Company common stock upon the occurrence of the following milestones:

•	If the Company discharges its Permitted Indebtedness (as defined in the Merger Agreement) of $22.5 million within three months of closing, then the former Pineapple unit holders will be entitled to an additional 750,000 shares. This condition was met at the closing of the Pineapple Merger Transaction, and the related shares were issued to Pineapple unit holders as part of the initial purchase consideration.

•	If, within two years of closing, the Company’s common stock achieves a 30-day VWAP (volume weighted average price) of at least $24.00 per share, then the former Pineapple unit holders will be entitled to receive 1.0 million shares (to be increased to 1.25 million shares if CSI consummates the “Dispositions” (defined as the disposition of CSI’s legacy assets or its legacy subsidiaries) by the 24-month anniversary of the closing).
•	If, within two years of closing, the Company’s common stock achieves a 30-day VWAP of at least $32.00 per share, former Pineapple unit holders will be entitled to receive an additional 1.0 million shares (to be increased to 1.25 million shares if CSI consummates the Dispositions by the 24-month anniversary of the closing).

The Merger Agreement also included the execution of contingent value right (“CVR”) agreements with holders of record of CSI stock at the close of business on March 25, 2022. Each shareholder of record received one contractual non-transferable CVR per share of common stock held, which entitles the holders of the CVRs to receive a portion of the cash, cash equivalents, investments and net proceeds of any divestiture, assignment, or other disposition of all legacy assets of CSI and/or its legacy subsidiaries, JDL Technologies, Inc. and Ecessa Corporation, that are related to CSI’s pre-merger business, assets, and properties that occur during the 24-month period following the closing of the Pineapple Merger Transaction.

In addition, on March 18, 2022, prior to the Pineapple Merger Transaction and Pre-Closing Acquisition, CSI implemented a one-for-four reverse stock split of its outstanding Common Stock. After this reverse stock split and immediately prior to the Pineapple Merger Transaction, CSI had 2,429,341 shares of common stock outstanding. As consideration for the merger, CSI issued an aggregate of 5,006,245 shares of its common stock to the former unit holders of Pineapple. As a result of this stock split and immediately following the merger, the Company has 7,435,586 common shares issued and outstanding.

The pre-merger CSI shareholders owned approximately 32.7% of the Company’s common stock outstanding, on an undiluted basis, immediately following the effective time of the Pineapple Merger Transaction and the pre-merger Pineapple unit holders owned approximately 67.3% of the Company’s common stock outstanding, on an undiluted basis, immediately following the effective time of the Pineapple Merger Transaction. The following describes additional transactions entered into relevant to the presentation of the Company’s pro forma financial information outlined below:

•	E&S Sale Transaction: On April 28, 2021, CSI entered into a securities purchase agreement with Lantronix, Inc. pursuant to which CSI agreed to sell all of the issued and outstanding stock of its wholly-owned subsidiary, Transition Networks, Inc., and the entire issued share capital of its wholly-owned subsidiary, Transition Networks Europe Limited, which included subsidiary Net2Edge Limited (the “E&S Sale Transaction”). The E&S Sale Transaction was part of CSI’s planned strategy to monetize its assets for the benefit of pre-merger CSI shareholders as contemplated by the Pineapple Merger Transaction. On August 2, 2021, CSI and Lantronix closed the sale of the E&S Sale Transaction and, as a result, CSI disposed of its E&S segment business as of that date. As a result, financial results related to the E&S segment are not included in the unaudited pro forma condensed combined statement of operations for the periods presented below.

•	PIPE Offering: On September 15, 2021, CSI entered into an amended and restated securities purchase agreement with a group of institutional investors (the “PIPE Investors”) for a $32.0 million private placement investment (the “PIPE Offering”) in the Company in connection with the merger agreement. Under the terms of the amended and restated securities purchase agreement, the PIPE Investors agreed to purchase 32,000 newly authorized Company Series A convertible preferred stock for $32 million in cash, which are convertible at a price of $13.60 per share into Company common stock, with five-year warrants to purchase an additional $32.0 million of common shares at that same price. The PIPE Offering closed immediately following the consummation of the merger. The PIPE Investors invested in the post-merger combined company and were not entitled to any cash dividends prior to the closing or to the CVRs to be issued to pre-merger CSI shareholders.

The following unaudited pro forma condensed combined financial information included herein presents the combination of the historical consolidated financial statements of Pineapple, CSI, HEC and E-Gear adjusted to give effect to the Pineapple Merger Transaction, the Pre-Closing Acquisition, and the PIPE Offering. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and for the three months ended March 31, 2022 combines the historical statements of operations of Pineapple, CSI, HEC and E-Gear for such periods on a pro forma basis as if the Pineapple Merger Transaction, the Pre-Closing Acquisition, and the PIPE Offering had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements are presented on the basis of the Company’s fiscal year and combine the historical results of the fiscal periods of Pineapple, CSI, HEC, and E-Gear.

The unaudited pro forma condensed combined financial information does not include an unaudited pro forma condensed combined balance sheet as of March 31, 2022 since the Pineapple Merger Transaction, the Pre-Closing Acquisition, and the PIPE Offering were consummated on March 28, 2022 and are reflected in the Company’s historical unaudited condensed consolidated balance sheet as of March 31, 2022, included in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 23, 2022.

In accordance with Article 11 of Regulation S-X, as amended by Release No. 33-10786, the historical financial statements may be adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to provide for “Transaction Accounting Adjustments” reflecting only the application of required accounting for the transactions. The Company has not included any Management Adjustments as defined under Release No. 33-10786.

The unaudited pro forma condensed combined financial statements have been derived from:

•	the historical unaudited consolidated financial statements of the Company as of and for the three months ended March 31, 2022 and the related notes, which were filed in a Form 10-Q on May 23, 2022; these financial statements contain the impacts of preliminary purchase accounting adjustments reflecting the Pineapple Merger Transaction and the Pre-Closing Acquisition, and the related initial closing balance sheet as of March 28, 2022;
•	the historical audited financial statements of Pineapple as of and for the year ended December 31, 2021 and the related notes;
•	the historical audited consolidated financial statements of CSI as of and for the year ended December 31, 2021 and the related notes;
•	the historical unaudited consolidated financial statements of CSI for the period from January 1, 2022 through March 27, 2022;
•	the historical audited combined financial statements of HEC and E-Gear as of and for the year ended December 31, 2021 and the related notes; and
•	the historical unaudited combined financial statements of HEC and E-Gear for the period from January 1, 2022 through March 27, 2022.

The Pineapple Merger Transaction was considered a business combination and was accounted for using the acquisition method of accounting, whereby Pineapple has been determined to be the accounting acquirer, primarily based on the following predominate factors:

•	Pineapple’s ownership interest in the combined company post-merger exceeds that of CSI’s;
•	At the closing, the board of directors of the combined company was fixed at seven members, two of which were selected by CSI and five of which were selected by Pineapple; and
•	Pineapple’s Chief Executive Officer is now serving as the Chief Executive Officer of the combined company.

Other factors were considered; however, they did not change the preponderance of factors indicating that Pineapple is the accounting acquirer.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of CSI included in its Forms 10-K and Forms 10-Q, and the audited financial statements of Pineapple, HEC and E-Gear included in the Form 8-K/A filed by the Company on May 19, 2022. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read with the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

(Amounts in thousands except share and per share data)

	Pineapple Historical	CSI Historical	HEC and E-Gear Historical	CSI ASC 805 Pro Forma Adjustments		HEC and E-Gear ASC 805 Pro Forma Adjustments	Combined Entity Pro Forma
Sales	$38	$7,010	$19,301	$-		$-		$26,349
Cost of sales	-	4,576	13,852	-		-		18,428
Gross profit	$38	$2,434	$5,449	$-		$-		$7,921
Operating expenses:
Selling, general and administrative expenses	1,060	7,128	4,194	-		-		12,382
Amortization expense	1,429	457	-	194	3AA	2,011	3AB	4,091
Transaction costs	2,412	2,347	-	-		-		4,759
Impairment loss	-	206	-	-		-		206
Restructuring expense	-	468	-	-		-		468
Total operating expenses	4,901	10,606	4,194	194		2,011		21,906
Operating (loss) income	$(4,863)	$(8,172)	$1,255	$(194)		$(2,011)		$(13,985)
Other income (expenses):								0
Investment and other income	-	19	-	-		-		19
Gain on sale of assets	-	7	-	-		-		7
Interest and other (expense) income	(1,373)	(8)	14	-		-		(1,367)
Other (expense) income, net	(1,373)	18	14	-		-		(1,341)
Operating (loss) income before income taxes	(6,236)	(8,154)	1,269	(194)		(2,011)		(15,326)
Income tax expense	-	24	-	-		-		24
Net (loss) income	$(6,236)	$(8,178)	$1,269	$(194)		$(2,011)		$(15,350)

Basic net loss per share	$(2.03)							$(2.06)
Diluted net loss per share	$(2.03)							$(2.06)

Weighted Average Basic Shares Outstanding	3,074,998							7,435,586
Weighted Average Dilutive Shares Outstanding	3,074,998							7,435,586

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022

(Amounts in thousands except share and per share data)

	Pineapple	CSI	HEC and E-Gear	CSI ASC 805 Pro Forma Adjustments	HEC and E-Gear ASC 805 Pro Forma Adjustments		Combined Entity Pro Forma
Sales	$319	$1,721	$3,485	$-		$-		$5,525
Cost of sales	224	1,165	2,561	-		-		3,950
Gross profit	$95	$556	$924	$-		$-		$1,575
Operating expenses:
Selling, general and administrative expenses	297	1,675	916	-		-		2,888
Amortization expense	357	111	27	52	3AA	479	3AB	1,026
Transaction costs	969	1,730	-	-		-		2,699
Total operating expenses	1,623	3,516	943	52		479		6,613
Operating loss	$(1,528)	$(2,960)	$(19)	$(52)		$(479)		$(5,038)
Other expenses:
Investment and other (expense) income	(5)	9	-	-		-		4
Interest and other (expense) income	(351)	129	3	-		-		(219)
Other (expense) income, net	(356)	138	3	-		-		(215)
Operating loss before income taxes	(1,884)	(2,822)	(16)	(52)		(479)		(5,253)
Income tax expense	-	-	-	-		-		-
Net loss	$(1,884)	$(2,822)	$(16)	$(52)		$(479)		$(5,253)

Basic net loss per share	$(0.58)							$(0.71)
Diluted net loss per share	$(0.58)							$(0.71)

Weighted Average Basic Shares Outstanding	3,231,461							7,435,586
Weighted Average Dilutive Shares Outstanding	3,231,461							7,435,586

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of the Transactions

Pineapple Merger Transaction

On March 1, 2021, CSI, Merger Sub, and Pineapple, entered into a Merger Agreement that was amended on December 16, 2021, pursuant to which Merger Sub merged with and into Pineapple, with Pineapple surviving the merger as a wholly-owned subsidiary of CSI upon closing of the merger on March 28, 2022. Unless otherwise stated, references to the “Merger Agreement” mean the Merger Agreement as amended. As consideration for the Pineapple Merger Transaction, CSI issued shares of its common stock to the members of Pineapple and the members of Pineapple became the majority owners of CSI’s outstanding common stock upon the closing of the merger.

Pursuant to the Merger Agreement, the outstanding Pineapple units held by members of Pineapple as of and immediately prior to the effective time were automatically cancelled and represented only the right to receive shares of CSI common stock. As consideration for the merger, the Company issued an aggregate of 5,006,245 shares of its common stock to the former unit holders of Pineapple.

Pre-Closing Acquisition

On March 1, 2021, Pineapple entered into the Pre-Closing Acquisition Agreement, which was amended on December 16, 2021. Unless otherwise stated, references to the Pre-Closing Acquisition Agreement means the asset purchase agreement as amended. Pursuant to the Pre-Closing Acquisition Agreement, and subject to the terms and conditions contained therein, immediately prior to the closing of the Pineapple Merger Transaction, Pineapple completed its acquisition of substantially all of the assets and assumption of certain liabilities of HEC and E-Gear pursuant to the Pre-Closing Acquisition Agreement. At the closing of the Pre-Closing Acquisition Agreement, the sellers were paid approximately $12.4 million from the PIPE Offering proceeds. Additionally, Pineapple issued an aggregate 6,250,000 Class B Units of Pineapple at closing to certain Pineapple unit holders, which were subsequently converted into shares of the Company’s common stock pursuant to the terms and conditions of the Merger Agreement as described above.

E&S Sale Transaction

On August 2, 2021, CSI and Lantronix, completed the sale by CSI to Lantronix of all of the issued and outstanding shares of its wholly-owned subsidiary, Transition Networks, Inc., and the entire issued share capital of its wholly-owned subsidiary, Transition Networks Europe Limited (collectively with the Transition Networks, Inc., the “TN Companies”), pursuant to a securities purchase agreement dated April 28, 2021. The E&S Sale Transaction is summarized in more detail in the Company’s Current Reports on Form 8-K filed on April 29, 2021 and August 2, 2021.

PIPE Offering

On September 15, 2021, CSI entered into an amended and restated securities purchase agreement with the PIPE Investors for a $32.0 million PIPE Offering by the Company in connection with the Merger Agreement. Under the terms of the amended and restated securities purchase agreement, the PIPE Investors agreed to purchase 32,000 newly authorized Company Series A convertible preferred stock for $32 million in cash, which are convertible at a price of $13.60 per share into Company common stock, with five-year warrants to purchase an additional $32.0 million of common shares at that same price. The PIPE Offering closed immediately following the consummation of the Pineapple Merger Transaction. The PIPE Investors invested in the post-merger combined company and were not entitled to any cash dividends prior to the closing or to the CVRs to be issued to pre-merger CSI shareholders.

2.	Basis of Presentation

The pro forma financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what the Company’s consolidated results of operations actually would have been if the Pineapple Merger Transaction, Pre-Closing Acquisition, or the PIPE Offering had been completed as of the dates indicated or will be for any future periods.

The Pineapple Merger Transaction and Pre-Closing Acquisition were treated as business combinations and accounted for using the acquisition method of accounting, with goodwill and other intangible assets recorded, in accordance with ASC 805, Business Combinations, under U.S. GAAP. Accordingly, for accounting purposes, the net assets of Pineapple are stated at historical cost, with the acquired assets and assumed liabilities of CSI and HEC and E-Gear stated at fair value in accordance with the fair value concepts under ASC 820, Fair Value Measurement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 and for the three months ended March 31, 2022 give pro forma effect to the Pineapple Merger Transaction, Pre-Closing Acquisition, and PIPE Offering as if they had been consummated on January 1, 2021.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 have been prepared using, and should be read in conjunction with, the following:

•	CSI’s audited consolidated statement of operations for the year ended December 31, 2021 and the related notes and unaudited consolidated statement of operations for the period from January 1, 2022 through March 27, 2022;
•	Pineapple’s audited statement of operations for the year ended December 31, 2021 and the unaudited statement of operations for the three months ended March 31, 2022 and the related notes; and
•	HEC and E-Gear’s audited combined statement of operations for the year ended December 31, 2021 and the related notes and the unaudited combined statement of operations for the period from January 1, 2022 through March 27, 2022.

As of the date of this filing, Pineapple has not finalized the detailed valuation study necessary to arrive at the required final estimates of the fair value of CSI or HEC and E-Gear assets acquired, or liabilities assumed and the related allocations of purchase price. Thus, the allocation of the purchase consideration for the Pineapple Merger Transaction and Pre-Closing Acquisition depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. Pineapple estimated the fair value of CSI’s assets and liabilities based on certain internal projected financial information, preliminary valuation studies, and information presented to our management. The Company also estimated the fair value of HEC and E-Gear’s assets and liabilities based on discussions with HEC and E-Gear’s management, preliminary valuation studies, due diligence and information presented to the Company’s management. A final determination of fair values of assets acquired and liabilities assumed relating to the Pineapple Merger Transaction and Pre-Closing Acquisition could differ materially from the preliminary allocation of purchase consideration. This final valuation will be based on the actual net tangible and intangible assets of CSI, HEC, and E-Gear existing at the closing date of the Pineapple Merger Transaction and Pre-Closing Acquisition. The final valuations may materially change the allocation of purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma financial information does not reflect adjustments for any other consummated or probable acquisitions by the Company, or any dispositions that are significant in accordance with Regulation S-X Rule 3-05, as amended by Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020, because no other significant transactions were identified.

The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Pineapple Merger Transaction and Pre-Closing Acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Pineapple Merger Transaction and Pre-Closing Acquisition, the costs to integrate the operations of CSI, Pineapple, HEC and E-Gear or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined financial statements of operations are based on the weighted average number of the Company’s shares outstanding, assuming the Pineapple Merger Transaction, Pre-Closing Acquisition and the PIPE Offering occurred at the beginning of the earliest period presented.

3. Pro Forma Adjustments

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations as of December 31, 2021 and March 31, 2022 are as follows:

3AA. Reflects the approximate $194 thousand net increase and $52 thousand net increase in the intangible assets amortization expense resulting from the fair value adjustments recognized as part of the Pineapple Merger Transaction for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively.

3AB. Reflects the approximate $2.0 million net increase and $479 thousand net increase in the intangible assets amortization expense resulting from the fair value adjustments recognized as part of the Pre-Closing Acquisition in the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively.

4.	Loss per Share

The basic and diluted pro forma net loss per share of Company common stock represents net loss attributable to the Combined Entity divided by the weighted average shares of Company common stock outstanding.

	Three Months Ended March 31, 2022	Year Ended December 31, 2021

Numerator:
Net loss attributable to Combined Entity	$(5,253,000)	$(15,350,000)
Denominator:
Weighted average shares of common stock outstanding (basic)	7,435,586	7,435,586
Weighted average shares of common stock outstanding (diluted)	7,435,586	7,435,586
Basic loss per share	$(0.71)	$(2.06)
Diluted loss per share	$(0.71)	$(2.06)